                                      BETZ
                               LABORATORIES, INC.

               4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053

                                    ------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    ------

DEAR SHAREHOLDER,

   The 1995 Annual Meeting of Shareholders of Betz Laboratories, Inc. (the "Company") will be held at the Corporate Training Facility, 4636 Somerton Road, Trevose, Pennsylvania, on Thursday. April 13, 1995 at 11:00 a.m. Daylight Savings Time, for the following purposes:

   1. To elect four (4) Directors of the Company as members of a class for a term of three (3) years expiring in 1998 or until their respective successors are elected and qualified;

   2. To approve an amendment to the Company's Employee Stock Incentive Plan, as amended, to provide for the grant of Common Stock awarded pursuant to the Plan to non-employee Directors; and to extend the date upon which such Common Stock may be granted pursuant to the Plan to April 13, 2005;

   3. To approve an amendment to the Company's Stock Option Plan of 1987, as amended, to (a) increase the number of shares available for issuance by an additional 2,000,000 shares of Common Stock, (b) designate Directors as eligible to receive stock options pursuant to the Plan, (c) provide for the delegation of authority of a Committee of the Board of Directors to the Chief Executive Officer to approve the grant of shares pursuant to guidelines approved by such Committee, (d) authorize retirees and Directors to exercise options up to five (5) years from the date of retirement, and (e) extend the date upon which such Common Stock may be granted pursuant to the Plan to April 13, 2005;

   4. To elect Ernst & Young LLP as the Company's independent auditors for 1995; and

   5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Shareholders of record at the close of business on February 10, 1995 shall be entitled to vote at the meeting and at any adjournment thereof. It is important that your shares be represented and voted and you are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR CONFIDENTIAL INSTRUCTION CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

   A copy of the Company's Annual Report for 1994 is enclosed. The Annual Report is not to be regarded as proxy solicitation material.

                                          Very truly yours,


                                          /s/ William C. Brafford
                                          ------------------------------
                                          WILLIAM C. BRAFFORD
                                          Secretary

March 8, 1995
Trevose, Pennsylvania

                           BETZ LABORATORIES, INC.
               4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053

                               PROXY STATEMENT

   This Proxy Statement is furnished by Betz Laboratories, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors ("Board") from the holders of the Company's Preferred Shares and Common Shares to be used at the 1995 Annual Meeting of Shareholders (the "Meeting") to be held on April 13, 1995 and any adjournments thereof. It is intended that this Proxy Statement and the enclosed proxy will be first sent to Shareholders on or about March 8, 1995.

   The Proxy appoints proxies as indicated thereon. A Proxy may be revoked by a Shareholder anytime prior to its use by giving notice of revocation to the Secretary of the Company prior to the Meeting or by voting in person at the Meeting. If a Proxy is properly signed and is not revoked by a Shareholder, it will be voted at the Meeting in accordance with the instructions, if any, of the Shareholder. In the absence of instructions for one or more of the matters indicated on the Proxy, the Proxy will be voted FOR the election of the four (4) Directors nominated by the Board; FOR an amendment to the Company's Employee Stock Incentive Plan; FOR an amendment to the Company's Stock Option Plan of 1987; and FOR the election of Ernst & Young as the Company's independent auditors for the year ending December 31, 1995. As to any other matters that may properly come before the Meeting the persons named in the Proxy are expected to consult with the whole Board (including the nominees) and thereafter use their discretion in voting upon such matters.

   Solicitations may be made by mail, personal interview, telephone and telegraph by officers and regular employees of the Company, not exceeding twenty-five in number, who will receive no additional compensation therefor. The Company may request banks, brokers and other nominees to forward proxy materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses incurred in doing so. Additionally, the Company has retained Morrow & Co., Inc. to assist with the solicitation of proxies from brokerage firms and banks. The Company will pay Morrow & Co., Inc. a fee of seventy-five hundred dollars ($7,500.00) and reimburse that company its actual expenses in rendering such service.

   Only holders of record of the Company's Preferred Shares and Common Shares at the close of business on February 10, 1995 will be entitled to receive notice of, and vote at, the Meeting. Each such Shareholder is entitled to one vote for each share held of record on all business that comes before the Meeting. Cumulative voting in the election of Directors is not permitted. On February 10, 1995, there were 27,864,734 Common Shares and 491,962 Preferred Shares of the Company issued and outstanding.

   The Company's Annual Report for 1994, on which no action will be asked by the Board, is enclosed with this Proxy Statement. It is not to be regarded as proxy solicitation material.

                                  * * * * *

   THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO EITHER R. DALE VONCANON, VICE PRESIDENT -- FINANCE AND TREASURER OR WILLIAM C. BRAFFORD, SECRETARY, BETZ LABORATORIES, INC., 4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

   Under the Company's Bylaws, the Board consists of not less than five (5) or more than thirteen (13) Directors divided into three (3) classes approximately equal in number. Normally, at each Annual Meeting, the Directors of one class stand for election to three (3) year terms, with the result that each class stands for election once every three (3) years. This year's Meeting will relate to the election of four (4) Directors to a class for three (3) year terms expiring in 1998.

   The class of Directors whose term of office will expire at the 1995 Annual Meeting consists of Messrs. George A. Butler, John A. Miller and Geoffrey Stengel, Jr., each of whom was previously elected by the Shareholders for a three (3) year term. Ms. Carolyn S. Burger was elected as a Director at the 1993 Annual Meeting of Shareholders for a two (2) year term. Unless otherwise instructed, the persons named in the enclosed Proxy will vote shares subject to a valid Proxy in favor of the election of Ms. Burger and Messrs. Butler, Miller and Stengel for three (3) year terms expiring at the Annual Meeting of Shareholders in 1998. If any nominee should become unable to stand for election, the persons named in the Proxy, after consultation with the full Board, will exercise their discretion in voting for such person or persons as the Board may recommend. The Board knows of no reason why any of the persons nominated by it will be unavailable or unable to serve.

                       DIRECTORS AND EXECUTIVE OFFICERS

   In 1994, the Board held six (6) regular meetings. The Board has established, among others, the Audit, Administrative, Corporate Governance, Executive Compensation and Employee Benefits and Retirement Plan and Stock Bonus Committees as standing committees of the Board. The Audit Committee, which presently is comprised of Messrs. Butler, Boyer, Miller, Quarles and Shober, has authority to review the qualifications and independence of the Company's auditors and to recommend a firm to the Board for election by the Shareholders of the Company. The Audit Committee also reviews and approves in advance the scope of the Company's annual audit, the annual compensation of the Company's independent auditors, the scope and range of fees for non-audit services performed by the Company's independent auditors and, with the assistance of the Company's independent and internal auditors, reviews the Company's internal accounting policies and procedures. The Audit Committee met two (2) times during 1994.

   The Administrative Committee acts in lieu of the Board on limited matters specifically delegated to it in advance by the full Board. The Administrative Committee, which consists of Messrs. Cook and McCaughan, met six (6) times in 1994.

   The Corporate Governance Committee, consisting of the Chairman of the Board and four additional Directors, evaluates and recommends to the full Board the slate of Directors to be submitted to the Shareholders at the Annual Meeting of Shareholders as well as candidates to be appointed by the Board to fill vacancies that may occur from time to time. The Corporate Governance Committee also evaluates director compensation methods in order to attract and retain qualified Directors. In considering candidates for nomination as a Director, the Corporate Governance Committee will consider individuals suggested by Shareholders of the Company. Shareholders wishing to suggest an individual for consideration as a Director should submit the candidate's name and complete biographical resume to the Committee's Chairman, John A. Miller, Betz Laboratories, Inc., 4636 Somerton Road, Trevose, PA 19053. All Shareholder suggestions must be received by not later than November 10 immediately preceding the Annual Meeting at which such nominee would be eligible for election to be considered for recommendation by the Corporate Governance Committee. The Corporate Governance Committee, which presently consists of Messrs. Miller, Boyer, McCaughan and Shober, met two
(2) time during 1994.

   The Executive Compensation and Employee Benefits Committee establishes ranges of base compensation for all Company employees other than officers and, following consultation with the Chief Executive Officer, fixes base compensation rates for officers. The Executive Compensation and Employee Benefits Committee also makes determinations as to the grants of stock options and incentive stock. The Executive Compensation and Employee Benefits Committee, which presently consists of Messrs. Brennan, Butler, Stengel and Yohe, met three
(3) times during 1994.

   The Retirement Plan and Stock Bonus Committee administers the Company's Employee Retirement Plan and the Company's Employee Stock Ownership and 401(k) Plan. The Committee has full and final authority, subject to the provisions of the Plan and the full Board, to establish guidelines for administration and operation of the Plan. The Retirement Plan and Stock Bonus Committee, which presently consists of Mr. Boyer, Ms. Burger, Mr. Cook, Mr. McCaughan and Mr. Stengel, met two (2) times in 1994.

REMUNERATION OF DIRECTORS

   In 1994, each Director who was not an employee of the Company was paid a retainer of $18,000 per annum as compensation for Board Committee assignments and meetings and a fee of $1,500 for each Board Meeting attended. Each Committee Chairman was paid a fee of $750 and each member was paid a fee of $500 for each Committee Meeting attended. Each Director who was an employee of the Company was paid a fee of $300 for each Board meeting attended. Effective January 1, 1995, all Directors who are not employees of the Company will continue to be paid a retainer of $18,000 per annum and a fee of $1,500 for each Board meeting attended. Committee Chairmen will be paid an annual retainer of $3,000 and the Chairman and each Committee member will be paid a fee of $1,000 for each Committee Meeting attended. In addition and subject to approval of the proposed amendment to the Company's Employee Stock Incentive Plan ("Plan"), each Director will be granted 100 shares of the Company's Common Stock annually pursuant to the Plan. Directors who are employees of the Company will no longer be paid any fees.

   The following table sets forth certain biographical information as to each Director-nominee, continuing Director and those officers who performed policy-making functions for the Company during 1994.

                            NOMINEES FOR ELECTION

  Name, Age and Periods
 Served as a Director of     Position or Office with the Company, Business Experience During              Present Term
     the Company                    Past Five (5) Year Period and Other Directorships                        Expires
- -------------------------  -----------------------------------------------------------------             --------------
 Carolyn S. Burger, 55     President and Chief Executive Officer, Bell Atlantic-Delaware, Inc.,               1995
 Director, 1993 to         1991 to present, and Director, 1989 to present; Vice President, Secretary
 present                   and Treasurer, Bell Atlantic Corporation, 1988 to 1991; Director,
                           Wilmington Trust Corporation, 1992 to present; Director, Delaware State
                           Chamber of Commerce, 1991 to present; Director, The Philadelphia Orchestra
                           Association, 1988 to present; Director, The Balch Institute for Ethnic
                           Studies, 1985 to present; Director, Delaware Community Foundation,
                           1991 to present; Director, Medical Center of Delaware, 1992 to present.

George A. Butler, 66       President, CoreStates Financial Corp, 1990 to 1991; Chairman, First                1995
Director, 1988 to          Pennsylvania Bank, 1979 to 1990; Director, CoreStates Financial Group
present                    and CoreStates Bank, N.A., 1990 to present; Director, Pierce-Phelps,
                           Inc., 1977 to present; Director, General Accident Insurance Company of America, 1974 to present; Director, First Pennsylvania Corporation and First Pennsylvania Bank, 1974 to 1990; Trustee, Thomas Jefferson
                           University, 1986 to present.

  Name, Age and Periods
 Served as a Director of     Position or Office with the Company, Business Experience During              Present Term
        the Company                 Past Five (5) Year Period and Other Directorships                        Expires
- -------------------------  -----------------------------------------------------------------             --------------
 John A. Miller, 67        Chairman, Executive Committee, Provident Mutual Life Insurance Company             1995
 Director, 1986 to         of Philadelphia, 1991 to present, Chairman of the Board, 1984 to 1992,
 present                   and Chief Executive Officer, 1978 to 1991; Director, CoreStates Financial
                           Corp and CoreStates Bank, N.A., 1977 to present; Director, Greater
                           Philadelphia Chamber of Commerce, 1977 to 1991; Chairman, Greater
                           Philadelphia First Corporation, 1987, and Director, 1984 to 1992;
                           Director, Bryn Mawr Hospital, 1990 to present; Chairman, Insurance
                           Federation of Pennsylvania, 1988 and 1991, and Director, 1986 to 1992;
                           Chairman of the Board, Guarantee Reassurance Corp., 1992 to present.

Geoffrey Stengel, Jr., 51  President and Director, Envirite Corporation, 1983 to present; President,          1995
 Director, 1987 to         Hazardous Waste Treatment Council, 1986 to 1987; Chairman, Hazardous
 present                   Waste Treatment Council, 1987 to 1988; Chairman, Board of Trustees,
                           The Shipley School, 1987 to 1989.

                                    CONTINUING DIRECTORS

John W. Boyer, Jr., 66     Director, Philadelphia Suburban Corporation, 1981 to present, Chairman,            1996
 Director, 1981 to         1992 to 1993, Chairman and President, 1981 to 1992; Trustee, Eastern
 present                   College, and Chairman of Finance Committee, 1985 to present, Distinguished
                           Visiting Professor of Finance, 1993 to present; Director, Gilbert
                           Associates, Inc., 1984 to present; Director, Rittenhouse Trust Company,
                           1993 to present.

Patrick F. Brennan, 63     President, Chief Executive Officer and Chief Operating Officer, Consolidated       1996
 Director, 1992 to         Papers, Inc., 1993 to present, President and Chief Operating Officer,
 present                   1988 to 1993, and Director, 1987 to present; Director, Northland
                           Cranberries, Inc., 1989 to present; Director, Wisconsin Manufacturers
                           & Commerce, 1990 to present.

William R. Cook, 51        President and Chief Executive Officer, 1994 to present; President and              1996
 Director, 1989 to         Chief Operating Officer, 1990 to 1993; President, Industrial Division,
 present                   during 1989; Senior Vice President, 1988 to 1989; Chairman, Betz Process
                           Chemicals, Inc. and Betz Energy Chemicals, Inc., 1991 to 1994; Chairman,
                           Betz Entec, Inc., 1987 to 1991 and 1992 to 1994; Chairman, Betz PaperChem,
                           Inc., 1990 to present; Director, Dynatech Corporation, 1994 to present;
                           Trustee, Academy of Natural Science, 1994 to present.

  Name, Age and Periods
 Served as a Director of     Position or Office with the Company, Business Experience During              Present Term
        the Company                 Past Five (5) Year Period and Other Directorships                        Expires
- -------------------------  -----------------------------------------------------------------             --------------
John A. H. Shober, 61      Vice Chairman of the Board of Directors, Penn Virginia Corp., 1992                 1996
 Director, 1987 to         to present; President, Chief Executive Officer and Director, 1989 to
 present                   1992; and President, Chief Operating Officer and Director, 1978 to 1989;
                           Director, MIBRAG GmbH, 1994 to present; Director, Ensign-Bickford
                           Industries, Inc., 1990 to present; Director, Airgas, Inc., 1990 to present; Board of Managers, Pennsylvania Hospital, 1977 to present;
                           Board of Trustees, Eisenhower Exchange Fellowships, Inc., 1989 to present;
                           Director, YMCA of Philadelphia and vicinity, 1992 to present.

John F. McCaughan, 59      Chairman of the Board, 1994 to present, Chairman of the Board and Chief            1997
 Director, 1972 to         Executive Officer, 1982 to 1987 and 1990 to 1993; Director, Independence
 present                   Capital Group, 1989 to 1992; Director, Philadelphia Suburban Corporation,
                           1984 to present; Director, Penn Mutual Life Insurance Company, 1993 to present; Director, Covenant Group, 1994 to 1995.

John Quarles, 59 (1)       Partner, Morgan, Lewis and Bockius, Attorneys at Law, 1977 to present;             1997
 Director, 1992 to         Director, Environmental Law Institute, 1988 to present.
 present

Robert L. Yohe, 58         Vice Chairman, Olin Corporation, 1993 to 1994, and Director, since                 1997
 Director, 1991 to         1990; Executive Vice President, 1987 to 1993; President, Chemicals
 present                   Group, 1985 to 1991; Director, Airgas, Inc., 1994 to present; Director of the Southwestern Area Commerce and Industry Association of Connecticut,
                           since 1991; Director, Connecticut Business & Industry Association,
                           since 1992; Director, the Connecticut Business for Education Coalition,
                           Inc., since 1991; and serves on the Commission of Educational Excellence for Connecticut; Trustee of Lafayette College since 1992.

   Mr. Theodore B. Palmer 3rd resigned as a Director effective as of the close of the Board of Directors meeting on February 9, 1995, after having reached the age of 70.

- ------
(1) Mr. Quarles is a partner in the law firm of Morgan, Lewis and Bockius, Philadelphia, PA, which was retained by the Company during 1994 to provide legal services on several matters.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES.

                              EXECUTIVE OFFICERS

                                Position or Office with the Company, Business Experience During Past Five (5) Year
                                                          Period and Other Directorships
                              ------------------------------------------------------------------------------------
William C. Brafford, 62       Vice President, Secretary and General Counsel, 1980 to present.

Richard A. Heberle, 55        Senior Vice President, 1995 to present; President, Betz International, Inc., 1980 to
                              1994.

Dennis L. Holland, 48         Senior Vice President, 1990 to present; President, Betz Water Management Group, 1990 to present; President, Betz PaperChem, Inc., 1988 to 1990; Chairman, Betz Paperchem,
                              Inc., 1990.

John L. Holland, 52           Senior Vice President, 1995 to present; President, Betz PaperChem, Inc., 1994 to present; President, Betz Canada Inc., 1991 to 1994; Vice President, Marketing
                              Services, Betz PaperChem, Inc., 1988 to 1991.

Ronald A. Kutsche, 52         Senior Vice President, 1995 to present; Chairman, Betz Process Chemicals, Inc., and
                              Betz MetChem, 1994 to present; President, Betz Process Chemicals, Inc., 1990 to present; Chairman, Betz Energy Chemicals, Inc. 1994, and President, 1990 to 1994.

Dr. Hillel Lieberman, 53      Senior Vice President, 1988 to 1994; Chairman, Betz Canada Inc., 1986 to 1990;
                              Chairman, Betz Analytical Services Division, 1988 to 1993; Chairman, Betz Equipment
                              Systems Division, 1989 to 1993.

B. C. Moore, 57               Senior Vice President, 1988 to present.

Larry V. Rankin, 51           Senior Vice President, 1988 to present; Chairman, Betz Canada Inc., 1990 to present;
                              Chairman, Betz International, Inc. and Betz Europe, Inc., 1987 to present.

R. Dale Voncanon, 61          Vice President -- Finance and Treasurer, 1988 to present.

                               PROPOSAL NO. 2
                  AMENDMENT TO EMPLOYEE STOCK INCENTIVE PLAN

   On December 8, 1994, the Board of Directors approved an amendment to the Company's Stock Incentive Plan, adopted April 11, 1974, as amended, subject to Shareholder approval at the 1995 Annual Meeting, to: (1) provide for the grant of stock awarded pursuant to the Plan to non-employee Directors and (2) extend the date for the grant of shares under the Plan to April 13, 2005. The following description of the Employee Stock Incentive Plan, as proposed to be amended, is a summary and is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Exhibit A.

   The purpose of the Plan is to secure for the Company and its subsidiaries the benefits of incentives inherent in the ownership of Common Stock by its Directors, officers and key employees; to encourage the Company's Directors, officers and key employees to increase their interest in future growth and prosperity of the Company; to stimulate and sustain constructive and imaginative thinking by such persons; to further the identity of interest of those who hold positions of major responsibility in the Company and its subsidiaries with the interest of the Company's shareholders and to enable the Company to compete with other organizations offering similar incentives in obtaining and retaining the services of competent executives. By amending the Plan to provide for grants of stock to non-employee Directors, the Company seeks to attract and retain Directors of outstanding ability and recognize their important role in the success of the Company.

   The Plan provides that the grant of stock to any Director in any one year shall not exceed the number of shares of stock, which, when multiplied by the fair market value of such stock on the date of grant, would exceed 50% of such Director's compensation received during the previous year.

   Stock issued to non-employee Directors is not subject to restrictions on sale, assignment, transfer or other disposition. Stock granted to officers and key employees pursuant to the Plan is subject to restriction on sale, assignment, transfer or other disposition and is subject to forfeiture and reversion to the Company in the event the employee's employment with the Company is terminated for any reason prior to the restrictions having lapsed. The restrictions lapse on such anniversary dates and in such percentages as the Executive Compensation and Employee Benefits Committee ("Committee") determines. Directors, officers and key employees receiving shares pursuant to the Plan are not required to pay consideration for them.

   Non-employee Directors have all the rights of a shareholder from the date of issuance of the shares granted under the Plan. Employees have all the rights of a shareholder, including dividend and voting rights, except for the ability to transfer shares until restrictions on transfers expire. The certificates for restricted shares are held by the Treasurer of the Company until such time as the restrictions on transfer and risk of forfeiture of the shares represented by the certificates lapse.

   In the event a tender offer for a majority of the then issued and outstanding shares of the Company is made by any person other than the Company, the Committee, in its discretion, may tender any or all restricted shares in accordance with the terms of such tender offer if the Committee deems such tender to be in the best interests of the grantee. In the event that the Committee determines to tender less than all shares then any tender will be made on a pro rata basis and the proceeds from such tender will be distributed to the accounts of all key employees holding restricted shares on a pro rata basis.

   As of February 10, 1995, 317 employees of the Company and its subsidiaries held grants in the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
PROPOSAL 2.

STOCK INCENTIVE GRANTS

   The table below shows, as to each of the executive officers named in the Summary Compensation Table below and various indicated groups, the following information with respect to stock incentive grants effected during the period of January 1, 1994 to December 31, 1994: (i) the dollar value of shares awarded pursuant to the Plan and (ii) the number of shares awarded pursuant to the Plan.

                                                                          Number
              Name and Position                     Value($(1))     of shares granted
- --------------------------------------------        ----------      -----------------
William R. Cook,
 President and Chief Executive Officer               $116,068             2,623

John F. McCaughan,
 Chairman                                                 -0-               -0-

Dr. Hillel Lieberman,
 Senior Vice President                                    -0-               -0-

Larry V. Rankin,
 Senior Vice President                                    -0-               -0-

B.C. Moore
 Senior Vice President                                    -0-               -0-

All current executive officers as a group
 (11 persons)                                         116,068             2,623

All current Directors who are not executive
 officers as a group (9 persons)                          -0-               -0-

All employees, including current officers who
 are not executive officers, as a group
 (306 persons)                                       $773,269            17,475

- ------
1. The value is the closing price for Company common stock as reported by the New York Stock Exchange on December 30, 1994 ($44.25) multiplied by the number of shares.

                                PROPOSAL NO. 3
                        AMENDMENT TO STOCK OPTION PLAN

   On December 8, 1994, the Board of Directors approved an amendment to the Company's Stock Option Plan of 1987, as amended, subject to shareholder approval at the 1995 Annual Meeting to: (1) increase the total number of shares of Common Stock available for grant of options pursuant to the Plan from 2,800,000 shares to 4,800,000, (2) designate Directors as eligible to receive stock options pursuant to the Plan, (3) approve the delegation of authority of the Executive Compensation and Employee Benefits Committee ("Committee") of the Board of Directors to the Chief Executive Officer to approve the grant of shares pursuant to guidelines approved by such Committee, (4) authorize retirees to exercise options up to five (5) years from the date of retirement, and (5) extend the date upon which such Common Stock may be granted pursuant to the Plan to April 13, 2005.

   The following description of the Stock Option Plan of 1987, as proposed to be amended, is a summary and is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Exhibit B.

AGGREGATE NUMBER OF SHARES

   Currently a maximum number of 2,800,000 shares of Common Stock may be issued pursuant to the exercise of options under the Plan, except that such amount may be adjusted to reflect stock dividends, stock splits, share combinations, exchange of shares, recapitalization, mergers, consolidations, reorganizations, and liquidations. All of these previously authorized shares have been granted. If this Proposal No. 3 is adopted by the Shareholders, an additional 2,000,000 shares would be available for the grant of options under this Plan.

ADMINISTRATION AND ELIGIBILITY

   The Plan is administered by the Executive Compensation and Employee
Benefits Committee ("Committee") of the Board consisting of five (5) Directors. The Committee has full and final authority subject to the provisions of the Plan and the full Board to: determine the individuals to whom options may be granted and the number of shares to be covered by each option; determine the purchase price of the shares (but not less than fair market value) covered by each option and the time or times at which options are granted; interpret the Plan; make, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of the instruments by which options shall be evidenced; and make all other determinations necessary or advisable for the administration of the Plan provided, however, that the Committee may delegate some of the foregoing functions to the Chief Executive Officer, excepting grants made to "covered employees" as defined by Section 162(m)(3) of the Internal Revenue Code, or to "statutory insiders" as defined by Section 16 of the Securities Exchange Act of 1934.

   Those individuals eligible to participate in the Plan are the Directors, officers and key employees (as determined by the Committee) of the Company and of its subsidiaries.

   From time to time, the Committee selects those individuals who may participate in the Plan. In making this determination, the Committee considers the duties of the individual, his/her present and potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant for accomplishing the purposes of the Plan.

   Eligibility to participate in the Plan does not entitle such person to the grant of an option, and the grant of an option does not automatically entitle such person to any further grants under the Plan. An individual who has been granted an option may, however, if otherwise eligible, be granted an additional option or options.

   No person who owns more than five percent (5%) of the voting power or value of all classes of the stock of the Company or of any parent or subsidiary company, or who would own more than five percent (5%) of such voting power or value upon the exercise of any unexercised option already held by such person (whether such unexercised option was granted pursuant to this or any other plan) may be granted an option under the Plan. For the purpose of this eligibility test, stock ownership will be determined pursuant to Section 425(d) of the Internal Revenue Code which treats an individual as owning all stock owned by the individual, certain relatives of the individual and certain other persons.

TERMS, CONDITIONS AND RESTRICTIONS

   Options granted under the Plan are subject to the following terms, conditions and restrictions:

       (a) The option price may not be less than one hundred percent (100%) of the fair market value of the optioned shares on the date the option is granted, as determined by the Board;
       (b) The term of any option granted under the Plan may not be longer than ten (10) years from the date it is granted, subject to earlier terminations as discussed below; and
       (c) An optionee has no rights as a stockholder with respect to any shares covered by an option (including no right to vote shares) until the issuance of a stock certificate upon exercise of the option.

   Additional conditions and restrictions upon options granted under the Plan may be established by the Committee at the time of the grant.

TERMINATION OF EMPLOYMENT, DEATH AND DISABILITY

   Subject to the next paragraph, unexercised options held at the time of termination of employment other than by retirement may be exercised by the optionee within three (3) months after the date of termination (but in no event later than the expiration date of such option) to the extent of the number of shares to which the option could have been exercised on the date of termination. Unexercised options held at the time of a participant's retirement may be exercised within five (5) years from the effective date of retirement (but in no event later than the expiration date of such option) to the extent of the number of shares to which the option could have been exercised on the effective date of retirement.

   The Board, with cause, may cancel as of the termination date all unexercised rights to which the optionee otherwise would be entitled. "Cause" includes dishonesty, gross neglect of duties, conviction of a serious crime, and violation of non-competition covenants.

   The personal representative of an optionee who dies during employment or within three (3) months following termination of employment may exercise such option to the extent of the number of shares with respect to which the optionee could have exercised on the date of death. In such event, the option must be exercised, if at all, prior to the first anniversary of the optionee's death, or the expiration date specified in the option, whichever occurs first.

   If, during employment, an optionee becomes disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code) and, prior to the expiration date fixed in the option employment is terminated as a consequence of such disability, the option may be exercised by the optionee at any time prior to the earlier of the first anniversary of the optionee's termination of employment and the expiration date specified in such option.

NON-TRANSFERABILITY OF OPTION

   No option may be assigned or transferred by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee the option may be exercised only by the optionee.

EXERCISE AND PAYMENT

   Options may be exercised either in whole or in part by payment in full for the Common Shares to be granted pursuant to the option plus any amount due as a result of taxes or transfer costs applicable to the transaction. Alternatively, with the approval of the Board, payment may be made by tendering to the Company Common Shares of the Company owned by the optionee having a fair market value equal to the aggregate exercise price applicable to the shares to be granted pursuant to the exercise of the option or by a combination of cash and Common Shares. A partial exercise of an option has no effect on an unexercised portion of such option.

   The fair market value of the Common Shares granted pursuant to the exercise of an option is the closing price of the Common Shares on the date of exercise as reported in the Wall Street Journal.

AMENDMENT AND TERMINATION OF THE PLAN

   The Board may amend the Plan from time to time with respect to any Common Shares as to which options have not been granted, or may suspend or discontinue the Plan. The Plan may not be amended in the following particulars without the approval of at least a majority of the Common Shares and Preferred Shares represented and entitled to vote at a meeting of the Shareholders of the Company called for such purpose:

       (a) The maximum number of shares which may be issued under the Plan may not be increased except to reflect stock dividends, stock splits, share combinations, exchange of shares, recapitalization, mergers, consolidations, reorganizations, liquidations or similar corporate transactions;

       (b) The limitations on the price at which options may be granted may not be changed; and

       (c) The designation of the participants or class of participants eligible to participate in the Plan may not be changed.

   The Plan terminates at 12:00 Midnight on April 13, 2005. No options may be granted pursuant to the Plan thereafter; however, termination of the Plan on such date will have no effect on any rights created by options issued and outstanding on April 13, 2005 which by their terms extend beyond that date.

USE OF PROCEEDS

   Proceeds received by the Company from the exercise of options are used for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

   The Company expects the issuance and exercise of options under the Plan to have the following federal income tax consequences upon the Company and recipients of options:

       (a) At the time of issuance of the option, there will be no federal income tax consequences to either the participant or the Company;

       (b) At the time of exercise of the option the participant realizes income on the difference between the exercise price and the fair market value, and the amount computed will be deductible by the Company as compensation.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

STOCK OPTION GRANTS

   The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various indicated groups, the following information with respect to stock option grants effected during the period from January 1, 1994 to December 31, 1994: (i) the number of shares of Common Stock subject to options granted under the Plan during that period and
(ii) the weighted average exercise price payable per share under such options.

                                                               Weighted Average
                                                               Exercise Price of
                                                  Number of     Granted Options
              Name and Position                 Option Shares         ($)
- --------------------------------------------  --------------- -----------------
William R. Cook,
 President and Chief Executive Officer              23,294          $49.625

John F. McCaughan,
 Chairman                                           13,992           49.625

Dr. Hillel Lieberman,
 Senior Vice President                               8,001           45.125

Larry V. Rankin,
 Senior Vice President                               7,777           45.125

B. C. Moore,
 Senior Vice President                               7,224           45.125

All current executive officers as a group
 (11 persons)                                       91,745            46.95

All current Directors who are not executive
 officers as a group (9 persons)                       -0-              -0-

All employees, including current officers who
 are not executive officers, as a group
 (740)                                             636,001            48.42

                         OWNERSHIP OF COMPANY SHARES

   Set forth below is certain information regarding beneficial ownership of the Company's Common Stock by owners of more than 5% of such shares.

                      Names and Address of         Amount and Nature       Percent of
Title of Class           Beneficial Owner       of Beneficial Ownership Class Outstanding
- --------------  ------------------------------ ----------------------- -----------------
Common Stock    FMR Corp.                              3,495,400              12.54%
                82 Devonshire Street
                Boston, MA 02109
Common Stock    Scudder, Stevens & Clark, Inc.         1,644,160                5.9%
                345 Park Ave.
                New York, NY 10154

   The Company is not aware of any other person or group which is the beneficial owner of more than 5% of the Company's Common Shares or Preferred Shares.

   Set forth below is certain information regarding beneficial ownership of the Company's shares by each Director, nominee and named executive officers, and for all Directors and executive officers of the Company as a group as of February 10, 1995. Unless otherwise indicated in the footnotes to this table, each individual exercises sole voting and investment power over all Common Shares and Preferred Shares set forth opposite his or her name.

                                                                Percent of                                   Percent of
                                      Common Shares(1)       Class Outstanding      Preferred Shares      Class Outstanding
                                      ---------------        -----------------      ----------------      -----------------
John W. Boyer, Jr.                           1,500             less than 1%                                 less than 1%
Patrick F. Brennan                           1,000             less than 1%                                 less than 1%
Carolyn S. Burger                              200             less than 1%                                 less than 1%
George A. Butler                             1,800             less than 1%                                 less than 1%
William R. Cook                             18,388             less than 1%                173              less than 1%
Dr. Hillel Lieberman                         9,120             less than 1%                176              less than 1%
B. C. Moore                                  8,240             less than 1%                175              less than 1%
John F. McCaughan                           75,364(2)          less than 1%                175              less than 1%
John A. Miller                               2,200             less than 1%                                 less than 1%
John Quarles                                 1,500             less than 1%                                 less than 1%
Larry V. Rankin                             13,471             less than 1%                175              less than 1%
John A.H. Shober                             3,000             less than 1%                                 less than 1%
Geoffrey Stengel, Jr.                          500             less than 1%                                 less than 1%
Robert L. Yohe                               1,000             less than 1%                                 less than 1%
All executive officers and Directors
 as a Group (20 persons)                   220,908             less than 1%              1,825              less than 1%

- ------
(1) The numbers shown include shares granted subject to forfeiture and restrictions on transfer pursuant to the Company's Employee Stock Incentive Plan over which the persons named have voting power as follows: Mr. Cook, 7,250 shares, Mr. McCaughan, 8,875 shares, Dr. Lieberman, 2,919 shares, Mr. Rankin, 2,901 shares and Mr. Moore, 2,807 shares; all Directors and executive officers as a group (20 persons), 37,969 shares. Also included is each person's respective interest in certain shares held by the Trustee of the Company's Employee Stock Ownership and 401(k) Plan over which such persons have voting and investment power: Mr. Cook, 665 shares, Mr. McCaughan, 9,605 shares, Dr. Lieberman, 165 shares, Mr. Rankin, 2,527 shares and Mr. Moore, 259 shares;
all Directors and executive officers as a group (20 persons), 30,466 shares. Not included are shares which may be acquired upon the exercise of stock options granted under the Betz Laboratories, Inc. Stock Option Plan of 1981 and the Betz Laboratories, Inc. Stock Option Plan of 1987 over which the named individuals have neither voting nor investment power until exercise of the options: Mr. Cook, 66,907 shares, Mr. McCaughan, 134,306 shares, Dr. Lieberman, 24,745 shares, Mr. Rankin, 35,225 shares and Mr. Moore, 30,567 shares; all Directors and executive officers as a group (20 persons), 451,412 shares.

(2) Does not include 200 shares held by Mr. McCaughan's wife for herself or as a trustee, 600 shares held by his daughter for herself, nor 280 shares held by his mother with respect to which Mr. McCaughan disclaims beneficial ownership.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding compensation paid, accrued or set aside by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, as determined by salary earned during 1994.

                                                                       Long Term Compensation
                                                                -----------------------------------
                                  Annual Compensation                    Awards           Payouts
                       ---------------------------------------- ---------------------- ------------
          (a)            (b)      (c)        (d)         (e)         (f)         (g)        (h)          (i)
                                                        Other                                            All
                                                       Annual     Restricted                            Other
                                                       Compen-      Stock      Options      LTIP       Compen-
       Name and                             Bonus      sation      Award(s)               Payouts      sation
  Principal Position     Year  Salary ($)   ($)(1)     ($)(2)       ($)(3)       (#)       ($)(4)      ($)(5)
- ---------------------  ------ ---------- ---------- ----------- ------------ --------- ------------ -----------
William R. Cook,
 President and C.E.O.    1994   $359,640   $ 44,000      --        $116,068    23,294        --        $4,727
                         1993    315,016        -0-      --         161,548    11,585        --         6,237
                         1992    295,000     88,500      --             -0-    10,669        --         8,484
John F. McCaughan,
 Chairman                1994   $321,808   $ 35,200      --             -0-    13,992        --        $4,727
                         1993    471,016        -0-      --        $298,394    23,071        --         6,237
                         1992    453,000    135,900      --             -0-    21,819        --         8,484
Dr. Hillel Lieberman,
 Senior Vice Pres.       1994   $215,794   $ 19,935      --             -0-     8,001        --        $4,576
                         1993    210,000        -0-      --        $ 82,353    16,744        --         6,237
                         1992    199,000     49,750      --             -0-       -0-        --         8,484
Larry V. Rankin,
 Senior Vice Pres.       1994   $211,678   $ 19,377      --             -0-     7,777        --        $4,530
                         1993    208,000        -0-      --        $ 81,564    16,584        --         6,237
                         1992    199,000     49,750      --             -0-       -0-        --         8,484
B. C. Moore Senior
 Vice Pres.              1994   $199,008   $ 18,000      --             -0-     7,224        --        $4,268
                         1993    198,023        -0-      --        $ 77,659    15,787        --         6,237
                         1992    199,169     48,000      --             -0-       -0-        --         8,484

- ------
(1) Reflects bonus earned in year indicated, but paid the following year.
(2) The aggregate of other annual compensation of each of the named executive officers does not exceed the lesser of $50,000 or 10% of his total annual salary and bonus, and therefore is not reportable in column (e).
(3) The aggregate number of shares and value of restricted stock held as of 12/31/94 pursuant to the Company's Employee Stock Incentive Plan by each of the above individuals is: William R. Cook, 7,250 shares, $320,813; John F. McCaughan, 8,875 shares, $392,719; Dr. Hillel Lieberman, 2,919 shares, $129,166; Larry V. Rankin, 2,901 shares, $128,369; and B. C. Moore, 2,807 shares, $124,210. The value is the closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 30, 1994 ($44.25) multiplied by the aggregate number of shares. Shares granted vest in equal increments in the third, fourth and fifth years from date of grant. Dividends are paid on restricted stock from date of grant.
(4) The Company has no Long Term Investment Plan ("LTIP").
(5) Represents the value of $2,417 in participant allocations and the balance in Company matching contributions, each in the form of Preferred Shares, pursuant to the Company's Employee Stock Ownership and 401(k) Plan.

STOCK OPTION GRANTS DURING 1994

   The following table sets forth the number, exercise price, expiration date of stock options and their potential realizable values based on assumed annual compounded rates of stock price appreciation of awards granted during 1994 pursuant to the Company's Stock Option Plan of 1987.

                                                                                    Potential
                                                                                Realizable Value
                                                                                At Assumed Annual
                                                                              Rates of Stock Price
                                                                                  Appreciation
                              Individual Grants                                  for Option Term
- --------------------------------------------------------------------------- -----------------------
          (a)                 (b)           (c)         (d)         (e)         (f)         (g)
                                            % of
                             Number        Total
                            of Secu-      Options/
                             rities         SARs
                           Underlying    Granted to
                          Options/SARs   Employees    Exercise
                            Granted      in Fiscal    or Base    Expiration
          Name               (#)(1)       Year (2)     Price        Date       5% ($)     10% ($)
- ----------------------  -------------- ------------ ---------- ------------ ---------- ------------
William R. Cook,
 President and C.E.O.        23,294    3.20%          $49.625      2-11-04    $726,980   $1,842,310
John F. McCaughan,
 Chairman                    13,992    1.92%          $49.625      2-11-04     436,675    1,106,620
Dr. Hillel Lieberman,
 Senior Vice President        8,001    1.10%          $45.125     12-16-04     227,059      575,413
Larry V. Rankin,
 Senior Vice President        7,777    1.07%          $45.125     12-16-04     220,702      559,303
B. C. Moore
 Senior Vice President        7,224    .99%           $45.125     12-16-04     205,009      519,533

- ------
(1) Options were granted on February 11, 1994 and December 16, 1994, and have a maximum term of ten years subject to earlier termination in the event of optionee's cessation of service with the Company. Options become exercisable for one third of the option shares on the date of the option grant; one third of the option shares upon completion of one year of service from the date of the option grant; and one third of the option shares upon completion of two years of service from the date of the option grant.

(2) No stock appreciation rights are granted pursuant to the Company's Stock Option Plan of 1987.

STOCK OPTION EXERCISES DURING 1994 AND YEAR END OPTION VALUES

   The following table sets forth information related to aggregated stock options exercised by the named executive officers of the Company during 1994 and the number and value of stock options held at year end. The Company does not have any outstanding stock appreciation rights.

 AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR END OPTION VALUES
- -----------------------------------------------------------------------------

          (a)                  (b)            (c)           (d)                (e)
                                                         Number of          Value of
                                                         Securities        Unexercised
                                                         Underlying          in the
                                                        Unexercised           Money
                                                         Options at        Options at
                                                         FY-End (#)       FY-End ($)(2)
                                             Value    --------------    ---------------
                         Shares Acquired   Realized    Exercisable/       Exercisable/
          Name           on Exercise (#)    ($)(1)     Unexercisable      Unexercisable
- ----------------------  --------------- ------------- --------------    ---------------
William R. Cook,
 President and C.E.O.          -0-            -0-       47,515/19,392    $  153,052/-0-
John F. McCaughan,
 Chairman                      -0-            -0-      117,287/17,019     1,086,246/-0-
Dr. Hillel Lieberman,
 Senior Vice President         -0-            -0-       14,128/10,617         3,268/1,635
Larry V. Rankin,
 Senior Vice President         -0-            -0-       24,857/10,368        43,977/1,619
B. C. Moore, Senior
 Vice President                -0-            -0-        20,877/9,690        31,417/1,541

- ------
(1) Value realized is the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the New
    York Stock Exchange on December 30, 1994 was $44.25. Value is the difference between the option exercise price and $44.25 multiplied by the number of shares of Common Stock underlying the option.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

   Betz' executive compensation program is based on two objectives:

   o Provide a strong and direct link between Company performance and executive pay.

   o Position executive pay levels at the median (i.e., 50th percentile) of a peer group of specialty chemical companies and a broad cross-section of U.S. companies of comparable size.

      Betz has been tracking its executive pay levels and performance versus a comparable group of specialty chemical companies since 1987. This group, which has operating and market characteristics similar to Betz', includes 11 specialty chemical companies. This is the same peer group used in the performance graph included in this Proxy Statement. Betz' size (annual revenues) is at about the median of the group.

      Pay is sufficiently variable so that performance in the top 25% will result in top 25% total compensation, and below average performance levels will result in below average total compensation.

EXECUTIVE COMPENSATION COMPONENTS

   o Betz' executive compensation program has three components: base salary, annual bonus, and long-term incentives. All components combined are intended to attract, retain and motivate executives to high performance.

      -- Base Salary. Base salaries are set by periodic comparison to external rates of pay for comparable positions within the peer group and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in the peer group and a relevant broad cross-section of U.S. companies, individual performance and potential and/or changes in duties and responsibilities. Actual salaries range from 7% below to actual targeted salary levels.

      -- Annual Bonus. Betz' annual bonus measures the Company's financial performance based on operating earnings growth. For 1994, payouts will vary depending on the actual level of operating earnings growth achieved over the previous calendar year. Annual bonus opportunities are targeted to be at the 50th percentile of the peer group and a relevant broad cross-section of U.S. companies when performance is at the 50th percentile, at the top quartile of the peer group when performance is in the top quartile, and at or below the bottom quartile of the peer group when performance is in the bottom quartile. If the annual minimum target is not met, no bonus is payable.

      -- Long-term Incentives. Long-term incentive gains under the Betz Stock
         Option and Incentive Stock Plans reflect Betz' stock market performance. Potential gain opportunities vary based on total return to Shareholders. Stock options are typically granted annually, while restricted stock awards are generally granted every three years. Prior option grants may be considered by the Committee, but they are not necessarily determinative of future option grants. Awards are targeted to provide annual gain opportunities at the 50th percentile of the peer group and a relevant broad cross-section of U.S. companies.

   The Committee has reviewed the Internal Revenue Code provisions which place a limit on deductions for compensation above $1,000,000. Although no executive officer received compensation exceeding this limit in 1994, the Committee adopted guidelines several years ago which meet the requirements and qualify Betz' annual bonus and stock option plans as performance based. The value of the restricted stock awards increases with increase in stock market performance. However, the plan does not technically qualify as a performance-based plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

   Pay Positioning: Betz' policy is to set the Chief Executive Officer's target pay levels at average (median) Chief Executive Officer pay levels for the specialty chemical group after adjusting for Betz size. Recent analysis of total compensation levels for Chief Executive Officers within the speciality chemical companies indicates that Betz' Chief Executive Officer's target total compensation is actually between the 25th and 50th percentiles. The Committee decided not to adjust for this discrepancy in 1994 but agreed to continue to monitor specialty chemical company pay levels and Betz' earnings per share, return on assets and total return to Shareholders performance as the basis for any future adjustments.

   Pay Mix: Betz' Chief Executive Officer's actual compensation is highly variable because it is based on actual performance in a given calendar year. In fact, over half of his potential compensation is not assured because it is provided through the annual bonus plan and long-term incentive opportunities.

   Determination of Specific Compensation Levels in 1994:

   o Base salary: The Chief Executive Officer's salary increase at 7/1/94 was 27% to reflect his additional duties and responsibilities as a result of his promotion from Chief Operating Officer to Chief Executive Officer and was based on competitive increases in the peer group and a broad cross-section of U.S. industry.

   o Annual bonus: In 1994, Betz' operating income increase from 1993 met the minimum target to trigger a bonus payment. The Chief Executive Officer earned a bonus of 11% of his base salary.

   o Long-term incentives: Stock option and restricted stock grants were made at levels that provide average gain opportunity in the comparable specialty chemical group for average stock market performance. In determining the size of the grant, the Committee also considered the competitiveness of the Chief Executive Officer's gain opportunities in the context of the competitiveness of his total compensation package and did not consider prior grants.

   This report is submitted by the Executive Compensation and Employee Benefits Committee consisting of the following outside members of the Board:

    Theodore B. Palmer, 3rd, Chairman
    Patrick F. Brennan
    George A. Butler
    Geoffrey Stengel, Jr.
    Robert L. Yohe

PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ending December 31, 1994 with the cumulative total return on the S&P 500 Index and an eleven company peer group comprised of Chemed Corporation, Ecolab Inc., HB Fuller Company, Loctite Corporation, Millipore Corporation, NCH Corporation, Nalco Chemical Company, Pall Corporation, Petrolite Corporation, Quaker Chemical Corporation and Sigma Aldrich Corporation. The comparison assumes that $100.00 was invested on December 31, 1989 in the Company's Common Stock, the S&P 500 Index and the identified peer group and assumes the reinvestment of dividends.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             BETZ LABORATORIES, INC., S&P 500 INDEX & PEER GROUP


|-----------------------------------------------------------------------------|
|    $250|------------------------------------------------------------------| |
|        |                                                                  | |
|        |                                                                  | |
|        |                                                                  | |
|        |                                    #                             | |
|        |                         #                                        | |
|    $200|------------------------------------------------------------------| |
|        |                                                                  | |
|  D     |                                                             #    | |
|  O     |                                    *                             | |
|  L     |                        *                        *#               | |
|  L     |                                                             *    | |
|  A $150|------------------------------------------------------------------| |
|  R     |                                                                  | |
|  S     |                                                                  | |
|        |                 #                                &          &    | |
|        |                                     &                            | |
|        |                 *       &                                        | |
|    $100|--*&#-------------------------------------------------------------| |
|        |                 &                                                | |
|        |                                                                  | |
|        |                                                                  | |
|        |                                                                  | |
|     $50|----|----------|---------|-----------|-----------|-----------|----| |
|            1989      1990      1991        1992         1993        1994    |
|                                                                             |
|                      *=PEER         &=S&P 600       #=BETZ                  |
|                                                                             |
|-----------------------------------------------------------------------------|



===============================================================================
                1989       1990        1991      1992       1993       1994
- -------------------------------------------------------------------------------
PEER           $100        $115        $166      $173       $166       $160
- -------------------------------------------------------------------------------
S&P 500        $100        $ 97        $126      $136       $150       $152
- -------------------------------------------------------------------------------
BETZ           $100        $142        $208      $220       $164       $170
===============================================================================

- ------
* Total Return Assumes Reinvestment of Dividends

The historical trends depicted on the graph above provide no assurance that such stock performance will continue in the future. The Company makes no representation or predictions as to the future stock performance.

              ESTIMATED ANNUAL BENEFITS UNDER FINAL PAY FORMULA

PENSION PLAN TABLE

   The Company's Employee Retirement Plan (the "Plan") was established in 1953. The Plan, which is noncontributory, presently covers all U.S. employees of the Company and its domestic subsidiaries who meet the Plan's eligibility requirements. Upon retirement, eligible employees are entitled to receive retirement payments in accordance with one of several optional forms of payment.

   The Plan, as amended, provides an annual retirement benefit in an amount determined by multiplying the participant's final average earnings (defined as the highest 3 consecutive years of service) by 1.2% for each of the participant's first thirty-five (35) years of service and adding to that an amount determined by multiplying the participant's final average earnings in excess of covered compensation (defined as an accumulated average of Social Security wage bases) by .6% for each of the participant's first thirty-five years of service.

   The amount of the estimated retirement income will be reduced for early retirees and for vested terminated employees not working to normal retirement age to conform to the maximum benefit limitations imposed by the Employee Retirement Income Security Act of 1974. The Betz Laboratories, Inc. Benefit Restoration Plan ("Benefit Restoration Plan") restores any benefits reduced by the maximum benefit limitations of ERISA. Benefits under the Retirement Plan are computed on the basis of a single life annuity.

   The following table shows the estimated annual benefits payable under the Plan and Benefit Restoration Plan to eligible employees retiring in 1994 at normal retirement age in the stated salary classifications.

                                  Years of Participation in Plan
Final Average       -------------------------------------------------------------
  Earnings             15          20           25           30            35
- ---------------     ---------   ---------   ---------    ----------    ----------
$200,000           $ 51,812      $ 69,03    $ 86,353      $103,624      $120,894
 250,000             65,312       87,083     108,853       130,624       152,394
 300,000             78,812      105,083     131,353       157,624       183,894
 400,000            105,812      141,083     176,353       211,624       246,894
 500,000            132,812      177,083     221,353       265,624       309,894
 600,000            159,812      213,083     266,353       319,624       372,894
 700,000            186,812      249,083     311,353       373,624       435,894

   Retirement benefits paid to the Company's executive officers identified in the Summary Compensation Table are determined by their respective annual compensation listed in columns (c), (d) and any qualifying compensation in
(e) therein. The retirement benefits are paid out of the Company's Employee Retirement Plan to the extent permitted by the Internal Revenue Code. The balance of benefits, if any, is paid by the Company's Benefit Restoration Plan. As of February 10, 1995, the following individuals have the respective years of credited service for Retirement Plan purposes set forth after their names:
Mr. Cook, 23; Mr. McCaughan, 35; Dr. Lieberman, 29; Mr. Rankin, 25; and Mr. Moore, 30.

EMPLOYMENT AGREEMENTS

   The Company has entered into employment contracts with each of the named executive officers of the Company. Such agreements provide for the employment of each named executive officer for a period of five (5) years, unless sooner terminated by death, disability or termination for cause. Employment also may be terminated by the Board in its sole discretion upon two years' advance written notice to the employee. If, during such notice period, the Board does not elect to continue the employee in his present capacity, the Company agrees to pay the employee the cash equivalent of his salary which would have been earned during the notice period, together with stock under the Company's Employee Stock Incentive Plan and bonus which would have been payable had the employee continued in his present capacity for the full term of the termination notice. The agreements further set forth certain covenants whereby the employee agrees, both during and after his employment, to protect and not divulge the Company's proprietary and confidential information and agrees that during his employment and for eighteen (18) months after termination of active employment, he shall not work for or substantially invest in a competitor, except if employee's employment is terminated as a result of the acquisition of all or substantially all of the stock or assets of the Company, in which case the employee's employment opportunities are not so restricted, and the employee may elect to receive his severance salary and bonus in a lump sum at the time active employment is terminated.

                                PROPOSAL NO. 4
                       ELECTION OF INDEPENDENT AUDITORS

   The Board, on the recommendation of the Company's Audit Committee, has nominated Ernst & Young LLP as independent auditors for the year ending December 31, 1995. Ernst & Young LLP has been the Company's independent auditors since the Company's first public offering of its securities in 1965. Although not required, the Board has determined that it is desirable to have the Company's auditors elected by the Shareholders of the Company. In the event Ernst & Young LLP is not elected, the Board would reconsider its choice. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be accorded an opportunity to make a statement should they so desire and are expected to be able to respond to appropriate questions from Shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
PROPOSAL 4.

                          VOTE REQUIRED FOR APPROVAL

   Matters submitted to Shareholders of record are decided by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, though such majority may be less than a majority of all the shares entitled to vote. Under applicable Pennsylvania law, if a quorum is present with respect to a specific matter, such matter will be authorized upon receiving approval by a majority of the votes cast on such matter and for such purposes an abstention, broker non-vote or the specific direction not to cast any vote on any specific matter will not constitute the casting of a vote on such matter.

                                OTHER MATTERS

SHAREHOLDER PROPOSALS

   Under the Securities and Exchange Commission rules certain Shareholder proposals may be included in the Company's Proxy Statement. Any such proposal for the 1996 Annual Meeting must be received by the Company not later than November 9, 1995. All proposals should be submitted to William C. Brafford, Secretary, Betz Laboratories, Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053.

   The Board knows of no other matters which will be brought before the Meeting by any person other than those matters set forth in the attached Notice of Annual Meeting of Shareholders. If, however, any other matter shall properly come before the Meeting or any adjournment thereof, the persons named in the Proxy will vote thereon in accordance with their best judgment.

                                                            William C. Brafford
                                                                     Secretary

Dated: March 8, 1995

                                                                     EXHIBIT A
                           BETZ LABORATORIES, INC.
                             STOCK INCENTIVE PLAN

1. PURPOSES

   The purposes of this Plan are (a) to secure for the Company the benefits of incentives inherent in ownership of Common Stock by Directors and Key Employees, (b) to encourage Directors and Key Employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by them, (c) to further the identity of interests of those who hold positions of major responsibility in the Company and its Subsidiaries with the interests of the Company's shareholders, and (d) to induce continued service and/or employment of Directors and Key Employees and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent Directors and executives.

II. DEFINITIONS

   When used in the Plan these words and phrases shall have these meanings:

   "Committee": The Committee designated to administer this Plan pursuant to the provisions of Article III.

   "Company": Betz Laboratories, Inc., a Pennsylvania corporation and Subsidiaries.

   "Director": An individual, whether or not an employee, who has been elected by the shareholders to serve as a member of the Board of Directors.

   "Fair Market Value": As applied to any date, the closing price as reported in The Wall Street Journal of Common Stock of the Company on the New York Stock Exchange or on any national stock exchange, if appropriate, on such date or, if no such quotation is made on such date, the closing price quoted on the last reported date.

   "Key Employee": An employee of the Company or of a Subsidiary, including officers and directors who are employees, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or Subsidiary.

   "Plan": The Betz Laboratories, Inc. Stock Incentive Plan herein set forth as the same may from time to time be amended.

   "Stock": The Common Stock of the Company, par value $.10 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of the Plan.

   "Subsidiary": A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

III. ADMINISTRATION OF THE PLAN

   The Plan shall be administered by the Committee appointed by the Board of Directors of the Company. The Committee shall consist of members of the Board of Directors and shall have no fewer than three members. Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive jurisdiction to select the Directors and employees to whom Stock shall be granted under the Plan, to determine the manner in which restrictions shall be lifted from the Stock within the limits set forth in
Article VI provided, however, that the Committee may delegate the foregoing functions to the Chief Executive Officer to be exercised pursuant to guidelines adopted by the Committee, excepting grants made to the Chief Executive Officer and to "covered employees" as defined by Section 162(m)(3) of the Internal Revenue Code, or to "statutory insiders" as defined by Section 16 of the Securities Exchange Act of 1934. All grants made shall be based on the Fair Market Value on the date of grant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Any decision of the Committee shall be final and conclusive in all matters relating to the Plan.
No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the plan except for such consequences as may result from willful misconduct.

IV. STOCK SUBJECT TO THE PLAN

   The Stock to be granted to employees under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company as treasury shares, including shares purchased in the open market.

   Stock granted to Key Employees under the Plan shall be subject to the terms, conditions and restrictions specified in Articles III and VI hereof and to such other terms, conditions and restrictions as the Committee in its discretion may provide. Stock granted to Directors shall not be subject to the foregoing restrictions.

   Subject to the provisions of the succeeding paragraphs of this Article IV, the aggregate number of shares which may be granted under the Plan shall not exceed 2,500,000 shares of Common Stock of the Company.

   In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of one or more stock splits, stock dividends, recapitalizations, combinations, exchanges of shares or similar capital adjustments, the number of shares which may thereafter be granted under the Plan may be appropriately adjusted as determined by the Board of Directors so as to reflect such change.

V. ELIGIBILITY OF RECIPIENTS

   The class of persons who shall be eligible to receive grants under the Plan shall be Directors of the Company and Key Employees of the Company or any Subsidiary corporation. Stock shall be granted under the Plan only to Directors and to persons who are employees on the date of grant and who have been employees of the Company or Subsidiary for at least one year. Further, provided that the grant of Stock to any Director in any one year shall not exceed the number of shares of Stock, which, when multiplied by the Fair Market Value of such Stock on the date of the grant, would exceed 50% of such Director's Compensation, which for the purpose of this restriction shall include the retainer and fees received during the previous year.

VI. TRANSFER RESTRICTIONS FOR EMPLOYEE GRANTEES

   Except as set forth in this Article, Stock granted to a Key Employee under the Plan shall not be sold, transferred, assigned or otherwise disposed of by the grantee. In the event of termination of full-time employment for any reason prior to the termination date of the restriction set forth in the grant, the Stock then subject to restrictions shall revert to and become the property of the Company except only as follows:

   a. The grant of Shares and the lapse of restrictions under this Plan shall, in addition to provisions of this Plan, be subject to such other guidelines as shall be approved by the Committee and/or by the Executive Compensation Committee.

   b. The restrictions shall lapse as to any Stock which has not theretofore been released from such restrictions in accordance with paragraph (a) above in the event of the death of the grantee subsequent to the third anniversary date of grant, or such later anniversary date as the Committee shall have determined on the date of grant.

    c. The restrictions shall lapse as to all restricted shares of Stock of a particular grantee in the event of the merger or consolidation in which this Company is not the survivor, or in the event of an acquisition of 80% or more of the Stock of this Company by any one shareholder, and the grantee is thereafter involuntarily terminated without cause. Such lapse of restrictions shall be as of the date of such termination.

   d. The restrictions shall lapse as to any stock which has not theretofore been released from such restrictions in accordance with paragraph (a) above in the event such employee shall retire under the terms of the Employee Retirement Plan effective as of the date of retirement.

   Upon the date of issuance of certificates for Stock granted, the grantee shall have all the rights to dispose of such Stock. The certificates representing such Stock shall be held by the Treasurer of the Corporation for account of the grantee and the grantee shall deliver to the Treasurer a stock power or powers executed in blank, covering such Stock. As and when the restrictions lapse, the certificates representing such Stock shall be released to the grantee.

   In the event a tender offer for a majority of the then issued and outstanding shares of the Company is made by any person (including, but not limited to, any corporation, partnership or other entity) other than the Company, the Committee shall have the authority, but not the obligation, to tender any or all shares granted, but which are subject to restrictions, in accordance with the terms of such tender offer if the Committee deems such tender to be in the best interests of the grantee. In the event that the Committee shall tender less than all shares granted under this Plan then any such tender shall be made on a prorata basis and the proceeds from such tender are in the form of securities, each Key Employee having an interest in such proceeds shall, upon request, deliver to the Treasurer of the Company a stock power or powers executed in blank covering his respective interest in such securities.

   In the event the proceeds of such tender are in the form of cash, such proceeds shall be commingled with other Company cash and invested by the Treasurer of the Company. The Treasurer shall calculate the interest earned on all such cash invested and shall credit each account with its prorata portion thereof on a quarterly calendar basis. Upon the lapse of restrictions provided for in the original grant such proceeds, together with interest accrued to the nearest full calendar quarter completed, shall be delivered to the grantee.

   All terms and conditions of this Plan, including but not limited to those relating to the lapse of restrictions, shall apply to the proceeds of any such tender.

VII. GRANT BY SUBSIDIARY

   Upon the decision of the Committtee that an employee of any Subsidiary corporation shall receive a grant of Stock by reason of his services to such Subsidiary, that Subsidiary corporation, in order to make the grant, shall purchase the required number of shares of Stock from the Company. The certificates for such Stock shall be issued, held, and released in accordance with the provisions of Article VI hereof.

VIII. AMENDMENTS

   This Plan may be amended by the Board of Directors upon the recommendation of the Committee, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (a) increases the aggregate number of shares of Stock that may be granted pursuant to the Plan except as provided in Article IV hereof, (b) liberalizes the limitation on grants of Stock to Directors as set forth in Article V hereof, (c) permits any person who is not, at the time of grant, a Director or a Key Employee of the Company or a Subsidiary to be granted Stock pursuant to the Plan, (d) amends Article IX to extend the term of this Plan, or (e) amends this Article VIII.

IX. TERM

   This Plan as amended shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company. No stock shall be granted under this Plan after April 13, 2005, but the Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, sooner terminate this Plan.

                                                                     EXHIBIT B
                           BETZ LABORATORIES, INC.
                          STOCK OPTION PLAN OF 1987

1. PURPOSE

   The Betz Laboratories, Inc. Stock Option Plan ("Plan") is intended to promote the interests of Betz Laboratories, Inc. ("Company") and its shareholders by providing a method whereby directors, officers and key employees of the Company and any subsidiary corporation ("Subsidiary Corporation") may be encouraged to invest in the Company's Common Stock on reasonable terms, and thereby increase their proprietary interest in the Company's business, encourage them to remain in the service and employ of the Company and increase their personal interest in its continued success and progress.

2. ADMINISTRATION

   The Plan shall be administered by the Board of Directors of the Company ("Board"); provided, however, that the Board may delegate to a committee composed of two (2) or more of its members ("Committee") all or any portion of its authority and responsibility for such administration, in which event all provisions contained herein referring to the Board shall be applicable to such Committee. Such delegation of authority and responsibility shall be effective until revoked by the Board.

   The Board or the Committee, as appropriate, shall have full and final authority, in its discretion but subject to the express provisions of the Plan, (a) to determine from time to time the individuals in the eligible group to whom options shall be granted and the number of shares to be covered by each option; (b) to determine the purchase price (but not less than fair market value) of the shares covered by each option and the time or times at which each option shall be granted; (c) to interpret the Plan; (d) to make, amend, and rescind rules and regulations relating to the Plan; (e) to determine the terms and provisions of the instruments by which options shall be evidenced; and (f) to make all other determinations necessary or advisable for the administration of the Plan provided, however, that the Committee may delegate some of the foregoing functions to the Chief Executive Officer, excepting grants made to "covered employees" as defined by Section 162(m)(3) of the Internal Revenue Code, or to "statutory insiders" as defined by Section 16 of the Securities Exchange Act of 1934.

   No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3. ELIGIBILITY

   The individuals who shall be eligible to receive options shall be directors, officers and key employees of the Company or a Subsidiary Company, except any of the foregoing who owns, or would own, if those options already granted to him were exercised, stock possessing more than five percent (5%) of the voting power or value of all classes of stock of the Company, or of any parent or Subsidiary Company, such ownership to be determined in accordance with Section 425(d) of the Code, which treats an individual as owning stock owned by certain relatives and other persons. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Board or the Committee shall so determine.

4. STOCK

   The stock with respect to which options may be granted under the Plan shall be shares of the authorized but unissued Common Stock, or shares of issued Common Stock reacquired and held in the Company's treasury, or both. The aggregate amount of the Common Stock on which options may be granted under the Plan shall not exceed four million eight hundred thousand (4,800,000) shares. The number of shares which the Board or the Committee is authorized to option under this Plan, and the number issuable upon the exercise of outstanding options granted thereunder (as well as the exercise price of such outstanding options), shall be adjusted to reflect, as may be deemed appropriate by the Board or the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like.

   In the event that any outstanding option under the Plan for any reason expires or is surrendered or terminated, the shares of Common Stock allocable to such option or to the unexercised portion thereof may again be subjected to an option under the Plan.

5. GRANTING OF OPTIONS

   From time to time until termination of the Plan as provided in Section 8, the Board or the Committee shall select from among those who are then eligible under Section 3 the individual(s) to whom options shall be granted and shall determine the number of shares to be covered by each option. Each individual thus selected shall, at such time as the Board or the Committee shall determine, be granted an option with respect to the number of shares of Common Stock thus determined. The recommendation or selection of an individual as a participant in any grant of an option under the Plan shall not be deemed to entitle the individual to such option prior to the time when it shall be granted by the Board or the Committee. The granting of an option under the Plan shall not be deemed either to entitle such individual to, or to disqualify such individual from, any participation in any other grant of options under the Plan. In making any determination as to individuals to whom options shall be granted and as to the number of shares to be covered by such options, the Board or the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company or a Subsidiary Company, and such other factors as the Board or the Committee shall deem relevant in accomplishing the purposes of the Plan.

6. TERMS AND CONDITIONS OF OPTIONS

   The options granted pursuant to the Plan shall include the following terms and conditions:

   (a) Price

       The option price shall be not less than one hundred percent (100%) of the fair market value of the option shares on the date the option is granted, as determined by the Board.

   (b) Term

       The term of any option granted under the Plan shall be not longer than ten (10) years from the date it is granted, subject to earlier termination as provided in Paragraphs (c) and (d) below.

   (c) Termination of Employment

       Any option granted under the Plan may, subject to the provisions of Paragraph (d) below, be exercised by the optionee, to the extent of the number of shares with respect to which he could have exercised it on the date of termination of his employment, within three (3) months after his employment shall have terminated; provided, however, that the Board or the Committee may, in its discretion with cause, cancel as of the time of such termination of employment all unexercised rights to which the optionee would be otherwise entitled. Any such cancellation must be effected by a notice mailed (whether or not received) to the last known address of the optionee, postage prepaid, by certified or registered mail, within one (1) month of the date of termination of employment. "Cause" shall include the following: (i) dishonesty, (ii) gross negligence of duties, (iii) conviction of a serious crime, and (iv) violation of noncompetition covenants.

       Whether authorized leave of absence or absence on military or governmental service shall constitute employment for the purposes of the Plan shall be conclusively determined by the Board or the Committee.

   (d) Exercise Upon Death of Optionee

       If an optionee shall die during his employment or within three (3) months following termination of employment, and prior to the expiration date fixed for his option, such option may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised it on the date of his death, by the optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time prior to the earlier of (i) the first anniversary of the optionee's death, or (ii) the expiration date specified in such option, notwithstanding any grant restrictions as to the year the option or any portion of the option is exercisable.

   (e) Exercise Upon Disability of Optionee

       If an optionee shall become disabled (within the meaning of Section 105(d)(4) of the Code) during his employment and, prior to the expiration date fixed for his option, his employment is terminated as a consequence of such disability, such option may be exercised by the optionee at any time prior to the earlier of (i) the first anniversary of the optionee's termination of employment, or (ii) the expiration date specified in such option.

   (f) Assignability

       No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by him.

   (g) Rights as a Stockholder

       An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the issuance of a stock certificate to him for such shares.

   (h) Exercise Upon Retirement

       In the event an employee's employment has been or is terminated as a result of retirement under the terms of the Employee Retirement Plan or a Director retires from the Board, any options, including options then subject to restrictions, shall be exercisable within five (5) years from the effective date of such retirement.

7. OPTION INSTRUMENTS - OTHER PROVISIONS

   The options granted shall be evidenced by instruments in such form as the Board or the Committee shall from time to time approve, which instruments shall contain such provisions, not inconsistent with the provisions of the Plan, as the Board or the Committee shall deem advisable.

8. AMENDMENT OR DISCONTINUANCE OF PLAN

   The Board or the Committee may from time to time, with respect to any shares of Common Stock as to which options have not then been granted, suspend or discontinue the Plan or amend it in any respect whatsoever, except that, without the approval of the holders of at least a majority of Common Stock represented and entitled to vote at a meeting of Stockholders (except as provided in Section
4), the maximum number of shares of Common Stock with respect to which options may be granted under the Plan shall not be increased, the limitations on the price at which options may be granted shall not be changed, and there shall be no change in the designation of the eligible participants.

9. EXERCISE OF OPTIONS

   Options may be exercised by any individuals entitled to do so either in whole or in part by presenting to the Company appropriate written notice together with (i) funds in the form of cash or personal check, in an amount sufficient to pay for the shares plus any taxes or other transfer costs applicable to the transaction or (ii) with the approval of the Committee, by tendering to the Company shares of the Common Stock of the Company, owned by him/her, and having a fair market value equal to the exercise price applicable to his/her option, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. The fair market value of Stock so delivered shall be the closing price of publicly-traded shares of Stock on the date prior to the date of exercise, as reported in The Wall Street Journal. The partial exercise of the option shall have no effect on the unexercised portion of the option.

10. RIGHT TO RECEIVE OPTIONS

   Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an option, or any other right hereunder, unless and until the Board or the Committee shall have granted such individual an option, and then his rights shall be only such as are provided by the instrument evidencing such option.

11. INDEMNIFICATION OF BOARD AND COMMITTEE

   In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.

12. APPLICATION OF FUNDS

   Such proceeds as shall be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

13. SHAREHOLDER APPROVAL

   This Plan shall be approved by the holders of at least a majority of Common Stock represented and entitled to vote at a meeting of shareholders of the Company on April 13, 1995, or at any adjournment thereof.

14. TERMINATION OF PLAN

   This Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 13, 2005, and no options hereunder shall be granted thereafter. Nothing contained herein, however, shall terminate or affect the continued existence of rights created under options issued hereunder, including options conditional upon approval of this Plan, and outstanding on April 13, 1995, which by their terms extend beyond such date.

                                                          BETZ
                                                   LABORATORIES, INC.












                    BETZ                                NOTICE OF 1995
               LABORATORIES, INC.                       ANNUAL MEETING
4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053              AND
                                                            PROXY
                                                          STATEMENT

                           BETZ LABORATORIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 13, 1995

   The undersigned hereby appoints John F. McCaughan, Theodore B. Palmer, 3rd and John Quarles, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Betz Laboratories, Inc. (the "Company").


                         (TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your
    votes as in this
    example.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

1. To elect the     FOR   WITHHELD   2. To approve an    FOR  AGAINST  ABSTAIN
   following                            amendment to
   nominees, as     / /     / /         the Company's    / /    / /      / /
   set forth in                         Employee Stock
   the prox                             Incentive Plan.
   statement:

3. To approve an amendment to        FOR   AGAINST  ABSTAIN
   the Company's Stock Option        / /     / /      / /
   Plan of 1987.

4. To elect Ernst & Young LLP        FOR   AGAINST  ABSTAIN
   as the Company's independent      / /     / /      / /
   auditors for 1995.

5. TO TRANSACT SUCH OTHER BUSINESS
   AS MAY PROPERLY COME BEFORE THE
   ANNUAL MEETING OR ANY ADJOURNMENT
   THEREOF.

CAROLYN S. BURGER, GEORGE A. BUTLER, JOHN A. MILLER AND GEOFFREY STENGEL, JR.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, PLACE AN "X" IN THE BOX ON THE
LEFT AND STRIKE A LINE THROUGH THE NOMINEE'S NAME
LISTED ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
SIGNATURE(S)                             DATE
            ----------------------------     ------------------------
NOTE: Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

                           BETZ LABORATORIES, INC.

          INSTRUCTION CARD FOR THE ANNUAL MEETING ON APRIL 13, 1995

   The undersigned hereby instructs American Stock Transfer & Trust Company to vote as designated below all the preferred and common shares of Betz Laboratories, Inc. (the "Company") entitled to be voted by the undersigned under the Company's Employee Stock Ownership and 401(k) Plan.

                         (TO BE SIGNED ON REVERSE SIDE)

Please mark your   /X/
votes as in this
example.

THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

1. To elect the    FOR   WITHHELD    2. To approve an     FOR  AGAINST  ABSTAIN
   following       / /     / /          amendment to      / /    / /      / /
   nominees, as                         the Company's
   set forth in                         Employee Stock
   the proxy                            Incentive Plan.
   statement:

3. To approve an amendment    FOR  AGAINST  ABSTAIN
   to the Company's Stock     / /   / /       / /
   Option Plan of 1987.

4. To elect Ernst & Young    FOR   AGAINST  ABSTAIN
   LLP as the Company's      / /     / /      / /
   independent auditors
   for 1995.

5. TO TRANSACT SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE
ANNUAL MEETING OR ANY ADJOURNMENT
THEREOF.

CAROLYN S. BURGER, GEORGE A. BUTLER, JOHN A. MILLER AND GEOFFREY STENGEL, JR.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, PLACE AN "X" IN THE BOX ON THE
LEFT AND STRIKE A LINE THROUGH THE NOMINEE'S NAME
LISTED ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE
SIGNATURE(S)                           DATE
            ----------------------         ----------------------
NOTE: Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such.